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                                                                      EXHIBIT 11

                          CYTOCLONAL PHARMACEUTICS INC.


COMPUTATION OF NET (LOSS) PER COMMON SHARE
                              (unaudited)


                                                                              THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                         1999               1998
                                                                    ------------        ------------

 Net (loss)                                                         $ (1,085,000)       $   (790,000)

 Add cumulative preferred dividend                                       (49,000)            (61,000)
                                                                    ------------        ------------

 NET (LOSS) USED FOR COMPUTATION                                    $ (1,134,000)       $   (851,000)

 Weighted average number of common shares outstanding
   outstanding - basic and diluted loss per share                     10,268,000           8,840,000
                                                                    ------------        ------------

 Basic and diluted loss per common share                            $      (0.11)       $      (0.10)